UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2007

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on November 13, 2007, we accepted Mr. David J. Barnes’ resignation from his position as our Chief Financial Officer and Chairman of our Audit Committee of the Board of Directors. Mr. Barnes will continue to serve as a Director. Mr. Barnes’ stated reason for stepping down as our Chief Financial Officer and Chairman of our Audit Committee was due to the fact he assisted us this past year in fund raising, which compromised his status as an independent director and, therefore, he could not serve on our Audit Committee. We are not aware of any disagreements with Mr. Barnes.

Effective on November 13, 2007, our Board of Directors appointed Dr. C. Robert Kline to the Board of Directors and as Chairman of our Audit Committee. Mr. Kline was also appointed as our Chief Financial Officer, although Mr. Kline is not an employee and will not be compensated in his position of Chief Financial Officer. Dr. Kline is currently Chairman and President of KTC Global, Inc., headquartered in Washington, and Kline Technical Consulting, LLC. KTC Global has two operating subsidiaries, one in the USA and one in Europe. From 2001-2006, Dr. Kline held the positions of Executive Vice President and Chief Operating Officer for Hytec, Inc., which is a leading manufacturer of Hydraulic Workholding components. In Dr. Kline’s experience prior to Hytec, he worked for more than 40 years in the areas of technology selection and planning and has helped launch products in generation and storage of energy, information, telecommunications, and manufacturing technologies, for such governmental agencies as the Departments of Defense, Commerce and Energy, the National Security Agency, and the FBI.

Dr. Kline has worked on behalf of the above agencies for major corporations in partnership with such nations as the United Kingdom, Germany, India, Russia, Israel, Finland and Taiwan. In 1994, the President of Taiwan awarded Dr. Kline the President’s citation for work in the development of hard coatings and their application to high specific energy density power storage and heavy manufacturing.

In addition to his work on behalf of the government and corporations, Dr. Kline served as a university professor and leader of university research for many years. He has also served as a technology evaluation/selection leader for private firms, such as Select University Technologies, Inc., the largest shareholder of World Am, public firms including Northrop Grumman, and the government, through IBM Federal and E-Systems. Throughout his career, he has served several national non-military agencies in designing and programming computer systems for large-scale data storage, search, and retrieval.

Dr. Kline has also authored more than 50 books and articles or chapters, focused on advanced battery technology, electronic warfare and bioterror countermeasures, biomedical engineering, and interpretation theory. He also served in the U.S. Marines Corps.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2007	World Am, Inc.
a Nevada corporation
/s/ Robert A. Hovee
By: Robert A. Hovee
Its: Chief Executive Officer